Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. REPORTS

RESULTS FOR FOURTH QUARTER AND 2004 FULL YEAR

AND CONFIRMS 2005 GUIDANCE

Announces Fourth Quarter Results Ahead of Consensus,

Including 6% Same Store NOI Growth and 93.3% Portfolio Occupancy

Boston, MA…February 22, 2005…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of operations for the quarter and year ended December 31, 2004.  Highlights included:

Financial Highlights:

•                  Diluted FFO per share of $0.69 for the quarter and $2.73 for the year

•                  Net income of $11.0  million, or $0.23 per diluted share, for the quarter and $44.7 million, or $0.95 per diluted share, for the year

•                  Same property net operating income growth (excluding lease termination fee income and lease buyout expense) of approximately 6.0% for the quarter and 2.4% for the year

•                  Annual dividend of $2.10 per share paid in 2004

Operating Highlights:

•                  Portfolio occupancy increased 120 basis points during the quarter and 130 basis points for the year to 93.3%

•                  Acquired two shopping centers during the quarter, totaling approximately 383,000 square feet, in Memphis, Tennessee and Burlington, Massachusetts, both Top 50 MSAs

•                  Sold two shopping centers and one shopping center parcel as part of its capital recycling program and recognized $1 million of gain from these sales

•                  Signed 170 leases (new and renewed) during the quarter, for 749,000 square feet, and achieved a 4.9% increase over prior rents on a cash basis

“Our tireless commitment to the execution of our 2004 business plan resulted in our strong financial and operational results for the quarter and the year,” stated Thomas C. Prendergast, Chairman, President and Chief Executive Officer.  “We are extremely pleased to have exceeded expectations for 2004, despite the competitive acquisition environment that resulted in our slower than expected acquisition activity.  This demonstrates that we excelled in maximizing the performance of our core portfolio.  We expect to enhance our growth in 2005 by increasing our acquisition and development joint venture activity, which will provide solid and stable returns for years to come.”

FINANCIAL RESULTS

For the three months ended December 31, 2004, Funds from Operations (FFO), a widely accepted measure of REIT performance was $33.0 million, or $0.69 per share, as compared to $31.2 million, or $0.72 per share, for the same period in 2003.  Net income attributable to common shareholders was $11.0 million for the three months ended December 31, 2004, or $0.23 per share, as compared to $10.2 million, $0.24 per share for the same period in 2003.

For the year ended December 31, 2004, FFO was $128.9 million, or $2.73 per share, as compared to $116.4 million, or $2.74 per share, in 2003.  Net income attributable to common shareholders was $44.7 million, or $0.95 per share, for the year ended December 31, 2004 as compared to $40.7 million, or $0.96 per share, in 2003.

All per share amounts are stated on a diluted basis.  The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and year ended December 31, 2004.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

PORTFOLIO OVERVIEW

General

As of December 31, 2004, Heritage had a shopping center portfolio of 164 properties, located in 29 states and totaling approximately 33.7 million square feet of total gross leasable area, of which 28.0 million square feet is company-owned gross leasable area.

Leasing Activity

During the fourth quarter of 2004, the Company executed 170 leases (new and renewed), for 749,000 square feet.  The Company achieved a 4.9% increase over prior rents on a cash basis from $11.12 per square foot to $11.66 per square foot.  For the full year 2004, the Company signed 684 leases (new and renewed), for 3.1 million square feet.  The Company achieved a 6.0% increase over prior rents on a cash basis from $10.38 per square foot to $11.00 per square foot.

The percentage of the Company’s portfolio leased at December 31, 2004 increased 1.2% to 93.3% from 92.1% leased at September 30, 2004.  As a result of the Company’s successful leasing efforts and capital recycling during the year, the Company has increased its portfolio occupancy 1.3% over its December 31, 2003 level.

Same Property Operating Results

With respect to the properties owned and operated by the Company for the three months and year ended December 31, 2004 and 2003, same property net operating income increased as follows:

Same Property Operating Data

(in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2004	2003		2004	2003
Real estate revenue	$76,990	$74,614		$293,115	$288,545
Operating expenses	(21,928)	(21,441)		(85,084)	(84,470)
Net Operating Income	55,062	53,173	3.6%	208,031	204,075	1.9%

Less: Lease termination income	(1,408)	(2,538)		(2,125)	(3,472)
Add: Lease buyout expense	—	—		—	500
Net Operating Income, as adjusted	$53,654	$50,635	6.0%	$205,906	$201,103	2.4%

 “By building on our positive leasing momentum during the first nine months of this year, our fourth quarter leasing results greatly exceeded expectations,” stated Robert G. Prendergast, Senior Vice President and Chief Operating Officer.  “This was the result of our flexibility in our leasing approach, our efforts to improve our operating margin and our focus on developing, improving and leveraging our relationships with our anchor and other key tenants.  Through our continued commitment to these operating principles, we remain optimistic that we can achieve solid results in occupancy, rental rates and same store operating performance in 2005.”

INVESTMENT ACTIVITY

Fourth Quarter Acquisitions

Burlington Square, Burlington, Massachusetts

In early December 2004, Heritage acquired Burlington Square, an 86,000 square foot shopping center located in Burlington, Massachusetts.  The center is approximately 83% leased and its major tenants include Staples, Eastern Mountain Sports and Tower Records.  The purchase price for Burlington Square was $26 million, which the Company funded through a combination of borrowings under its unsecured line of credit, the assumption of mortgage indebtedness and the issuance of common units of limited partnership interests in one of its subsidiary operating partnerships.

The Market of Wolf Creek, Memphis, Tennessee

In late December 2004, Heritage acquired The Market of Wolf Creek, a 470,000 square foot shopping center located in Memphis, Tennessee.  Heritage acquired approximately 300,000 square feet of the 470,000 square foot center, which includes approximately 170,000 square feet of additional shadow space owned by Target and other retailers.  Wolfcreek is approximately 87% leased and its major tenants include Best Buy, Sports Authority, Office Depot and Walgreen’s.  The purchase price for Wolf Creek was $44 million, with $2.5 million subject to satisfaction of future conditions.  The Company funded the purchase price through a combination of borrowings under its unsecured line of credit and the assumption of mortgage indebtedness.

Overall, including the aquistion described above, during 2004, the Company acquired four shopping centers, totaling approximately 950,000 square feet of Company-owned gross leaseable area for approximately $150 million.

“Although our external growth was limited by the extremely competitive acquisition environment in 2004, we are very pleased with the four new shopping centers we acquired this year,” stated Mr. Thomas Prendergast.  “These new centers will enhance the quality of our portfolio for the long-term benefit of our stockholders.  Favorable market conditions did allow us to accelerate our capital recycling program this past year as we sold five properties not meeting our long-term investment strategy.  We expect further capital recycling opportunities in 2005.”

Fourth Quarter Dispositions

Garden Plaza, Franklin, Wisconsin

In early December, Heritage completed the sale of Garden Plaza, an 80,000 square foot shopping center located in Franklin, Wisconsin.  The sale price was approximately $5.0 million resulting in a gain of approximately $0.6 million.  The proceeds from the sale were used to partially pay down the Company’s unsecured line of credit.

Madison Plaza, Madison, Wisconsin

In late December, Heritage completed the sale of a portion of its Madison Plaza located in Madison, Wisconsin.  The Company sold approximately 75,000 square feet of the center to the City of Madison and retained the balance of the center, or approximately 54,000 square feet.  The space sold was formerly occupied principally by Flemings.  The sale price was approximately $3.5 million, which approximated the carrying value of the parcel sold.  The proceeds from the sale were used to partially pay down the Company’s unsecured line of credit.

Camelot Shopping Center, Louisville, Kentucky

On October 1, 2004, the Company completed the disposition of Camelot Shopping Center, a 151,000 shopping center located in Louisville, Kentucky.  The property was sold at a sale price of $7.4 million resulting in a gain of $0.3 million. The proceeds from the sale were used to partially pay down the Company’s unsecured line of credit.

During 2004, including the dispositions described above, the Company sold one office building, two shopping centers and two shopping center parcels for approximately $30 million.

CAPITAL MARKETS ACTIVITY

On October 15, 2004, the Company completed the offering and sale of $150 million principal amount of unsecured 4.50% notes due October 15, 2009. The notes were priced to yield 4.521% at a spread of 118 basis points over the comparable U.S. Treasury note.  The net proceeds from the offering were used to reduce the outstanding balance on our unsecured line of credit.  Including all offering expenses and the settlement of the forward swaps described below, the all-in effective interest rate of the unsecured notes is 5.03%.

On November 15, 2004, we repaid upon maturity all $100 million aggregate principal amount of 7% Notes due 2004 of Bradley OP, which were issued in November 1997.  We funded this repayment through borrowings under our unsecured line of credit.

In February 2005, we obtained a commitment from Wachovia Bank to arrange to refinance our existing $350 million unsecured line of credit.  Wachovia has committed $50 million to this new line of credit in its role as administrative agent.  We expect to complete this transaction during the first quarter of 2005.

DIVIDEND PAYMENT

On January 15, 2005, the Company paid its regular quarterly dividend of $0.525 per common share to shareholders of record on December 31, 2004.  For 2004, the Company paid regular dividends of $2.10 per share.

2005 EARNINGS GUIDANCE

Management confirmed its projected range for FFO of $2.77 to $2.83, per diluted common share for the year ended December 31, 2005.  A reconciliation of management’s projections from earnings per diluted common share to FFO per diluted common share is included in this release.

CONFERENCE CALL

Members of Heritage’s senior management will host a conference call on Wednesday, February 23, 2005, at 10:00 a.m., ET, to discuss the Company’s fourth quarter and full year results.  Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-218-0204 or 303-262- 2075 at least five minutes before the scheduled start time.  Investors can also access the call via the Internet at the Company’s website, www.heritagerealty.com.  To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A replay of the conference call will be available after the call through March 2, 2005 by accessing the Company’s website at http://www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, pass-code 11021264.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  As of December 31, 2004, Heritage had a shopping center portfolio of 164 centers, located in 29 states and totaling approximately 33.7 million square feet of total gross leasable area, of which 28.0 million square feet is company-owned gross leasable area.  Heritage’s shopping center portfolio was approximately 93.3% leased as of December 31, 2004.

Heritage is headquartered in Boston, Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company’s shopping centers, including the Company’s tenants, real estate conditions, current and future bankruptcies of the Company’s tenants, execution of shopping center redevelopment programs, the Company’s ability to finance the Company’s operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, execution of joint venture opportunities, changes in economic, business, competitive market, leasing and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

A copy of Heritage’s fourth quarter 2004 “Supplemental Operating and Financial Data” will be available on the Investor Relations section of the Company’s website at http://www.heritagerealty.com.  These materials are also available by written request to:

Investor Relations

Heritage Property Investment Trust, Inc.

131 Dartmouth St.

Boston, MA 02116

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Balance Sheets

December 31, 2004 and 2003

(Unaudited and in thousands of dollars)

	December 31, 2004	December 31, 2003
Assets
Real estate investments, net	$2,222,638	$2,157,232
Cash and cash equivalents	6,720	5,464
Accounts receivable, net of allowance for doubtful accounts of $9,583 in 2004 and $8,770 in 2003	41,148	25,514
Prepaids and other assets	24,488	13,608
Investment in joint venture	3,406	—
Deferred financing and leasing costs	54,150	25,757

Total assets	$2,352,550	$2,227,575

Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$649,040	$632,965
Unsecured notes payable	449,763	201,490
Line of credit facility	196,000	243,000
Accrued expenses and other liabilities	95,989	82,115
Accrued distributions	24,915	24,438

Total liabilities	1,415,707	1,184,008

Series B Preferred Units	—	50,000
Series C Preferred Units	—	25,000
Exchangeable limited partnership units	13,110	7,670
Other minority interest	2,425	2,425

Total minority interests	15,535	85,095

Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 46,934,285 and 46,208,574 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively	47	46
Additional paid-in capital	1,154,360	1,136,516
Cumulative distributions in excess of net income	(229,818)	(176,267)
Other comprehensive loss	(506)	—
Unearned compensation	(2,775)	(1,823)

Total shareholders’ equity	921,308	958,472

Total liabilities and shareholders’ equity	$2,352,550	$2,227,575

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Operations

Year ended December 31, 2004 and 2003

(Unaudited and in thousands, except per-share data)

	Year Ended December 31,
	2004	2003

Revenue:
Rentals and recoveries	$325,947	$297,666
Interest and other	1,079	495
Total revenue	327,026	298,161
Expenses:
Property operating expenses	45,954	43,102
Real estate taxes	48,973	43,322
Depreciation and amortization	88,678	78,548
Interest	77,269	69,415
General and administrative	24,214	20,965
Total expenses	285,088	255,352
Income before gain on sales of real estate and marketable securities	41,938	42,809
Gain of sale of marketable securities	529	—
Gain on sale of real estate investments	28	—
Income before allocation to minority interests	42,495	42,809
Income allocated to exchangeable limited partnership units	(265)	(257)
Income allocated to Series B & C Preferred Units	(2,176)	(6,656)
Income before discontinued operations	40,054	35,896
Discontinued operations:
Operating income from discontinued operations	696	2,154
Gains on sales of discontinued operations	3,958	2,683
Income from discontinued operations	4,654	4,837
Net income attributable to common shareholders	$44,708	$40,733
Basic per-share data:
Income before discontinued operations	$0.86	$0.86
Income from discontinued operations	0.10	0.11
Income attributable to common shareholders	$0.96	$0.97

Weighted average common shares outstanding	46,686	41,963
Diluted per-share data:
Income before discontinued operations	$0.85	$0.85
Income from discontinued operations	0.10	0.11
Income attributable to common shareholders	$0.95	$0.96

Weighted average common and common equivalent shares outstanding	47,393	42,536

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Operations

Three Months ended December 31, 2004 and 2003

(Unaudited and in thousands, except per-share data)

	Three Months Ended December 31,
	2004	2003

Revenue:
Rentals and recoveries	$84,173	$78,040
Interest and other	514	39
Total revenue	84,687	78,079
Expenses:
Property operating expenses	12,158	11,285
Real estate taxes	12,043	11,195
Depreciation and amortization	23,137	21,087
Interest	20,114	18,070
General and administrative	7,223	4,812
Total expenses	74,675	66,449
Income before gain on sale of real estate	10,012	11,630
Gain on sale of real estate investment	3	—
Income before allocation to minority interests	10,015	11,630
Income allocated to exchangeable limited partnership units	(74)	(87)
Income allocated to Series B & C Preferred Units	—	(1,664)
Income before discontinued operations	9,941	9,879
Discontinued operations:
Operating income from discontinued operations	61	297
Gains on sales of discontinued operations	970	—
Income from discontinued operations	1,031	297
Net income attributable to common shareholders	$10,972	$10,176
Basic per-share data:
Income before discontinued operations	$0.21	$0.24
Income from discontinued operations	0.02	—
Income attributable to common shareholders	$0.23	$0.24

Weighted average common shares outstanding	46,888	42,654
Diluted per-share data:
Income before discontinued operations	$0.21	$0.24
Income from discontinued operations	0.02	—
Income attributable to common shareholders	$0.23	$0.24

Weighted average common and common equivalent shares outstanding	47,793	43,044

Heritage Property Investment Trust, Inc.

Calculation of Funds from Operations

(in thousands of dollars)

	Year ended December 31,
	2004	2003

Net income	$44,708	$40,733
Add (deduct):
Depreciation and amortization (real-estate related):
Continuing operations	87,869	77,931
Discontinued operations	314	416
Pro rata share of unconsolidated joint venture	13	—
Gains on sales of real estate investments	(3,986)	(2,683)
Funds from Operations	$128,918	$116,397

	Three months ended December 31,
	2004	2003

Net income	$10,972	$10,176
Add (deduct):
Depreciation and amortization (real-estate related)
Continuing operations	22,959	20,927
Discontinued operations	36	105
Pro rata share of unconsolidated joint venture	11	—
Net gains on sales of real estate investments	(973)	—
Funds from Operations	$33,005	$31,208

We calculate Funds from Operations in accordance with the best practices described in the April 2001 National Policy Bulletin of the National Association of Real Estate Investment Trusts, referred to as NAREIT, and NAREIT’s 1995 White Paper on Funds from Operations.  The White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors as a starting point in measuring our operational performance because it excludes various items included in net income that do not relate to, or are not indicative of, our operating performance, such as gains (or losses) from sales of real estate investments and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  However, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and (iii) is not indicative of funds available to fund our cash needs, including our ability to make distributions.  Our computation of FFO may differ from the methodology utilized by other equity REITs to calculate FFO and, therefore, may not be comparable to other REITs.

Heritage Property Investment Trust, Inc.

Reconciliation of Net Operating Income

(in thousands of dollars)

	Years ended December 31,
	2004	2003

Net operating income – same property portfolio	$208,031	$204,075
Net operating income – acquisitions	22,989	7,167
Net operating income – total portfolio	231,020	211,242
Add:
Interest and other	1,079	495
Gain on sale of marketable securities	529	—
Gains on sales of real estate investments	28	—
Income from discontinued operations	696	2,154
Gains on sales of discontinued operations	3,958	2,683
Deduct:
Depreciation and amortization	88,678	78,548
Interest	77,269	69,415
General and administrative	24,214	20,965
Income allocated to exchangeable limited partnership units	265	257
Income allocated to Series B and C Preferred Units	2,176	6,656
Net income attributable to common shareholders	$44,708	$40,733

	Three months ended December 31,
	2004	2003

Net operating income – same property portfolio	$55,062	$53,173
Net operating income – acquisitions	4,910	2,387
Net operating income – total portfolio	59,972	55,560
Add:
Interest and other	514	39
Gains on sales of real estate investments	3	—
Income from discontinued operations	61	297
Gains on sales of discontinued operations	970	—
Deduct:
Depreciation and amortization	23,137	21,087
Interest	20,114	18,070
General and administrative	7,223	4,812
Income allocated to exchangeable limited partnership units	74	87
Income allocated to Series B and C Preferred Units	—	1,664
Net income attributable to common shareholders	$10,972	$10,176

Net operating income, or “NOI,” is a non-GAAP financial measure equal to net income available to common shareholders (the most directly comparable GAAP financial measure), plus accretion of redeemable equity, preferred stock distributions, minority interest in Bradley Operating Limited Partnership, net derivative losses (gains), losses (gains) on investments in securities, losses from prepayment of debt, general and administrative expense, depreciation and amortization, and interest expense, less income from discontinued operations, gains (losses) on sales of real estate investments and equipment and interest and other income.

We use NOI internally, and believe NOI provides useful information to investors, as a performance measure in evaluating the operating performance of our real estate assets.  This is because NOI reflects only those income and expense items that are incurred at the property level and excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.  Our presentation of NOI may not be comparable to NOI reported by other REITs that define NOI differently.  We believe that in order to obtain a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements.  NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Heritage Property Investment Trust, Inc.

Reconciliation of Projected Diluted Net Income Per Common Share to

Projected Funds From Operations Per Common Share

	Projected Range Full Year 2005
	Low	High

Projected diluted net income per share	$0.87	$0.92
Projected depreciation and amortization (real estate related)	1.90	1.91
Net gains on sales of real estate investments	—	—
Projected FFO per diluted share	$2.77	$2.83

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release.  These estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity.  The Company is not able to assess at this time the potential impact of these factors.  By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.